UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BAR HARBOR BANKSHARES
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Explanatory Note

This supplement (this “Supplement”) to the Bar Harbor Bankshares (the “Company”) definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 1, 2024 for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) is being filed to correct certain inadvertent errors. On page 43 of the Proxy Statement, within the “Compensation Discussion and Analysis—Summary Compensation Table” section, the 2023 base salary received amounts reported for Josephine Iannelli, John M. Mercier, Marion Colombo, and Jason Edgar (the non-principal executive officer named executive officers of the Company (the “non-PEO NEOs”)) were incorrectly reported on such table (the “Summary Compensation Table”). On pages 47 and 48 of the Proxy Statement, within the “Pay Versus Performance” section, the 2023 amounts reported for the average summary compensation table total for the non-PEO NEOs and average compensation actually paid to non-PEO NEOs were also incorrectly reported on such tables (the “Pay Versus Performance Tables”). Set forth below are the corrected disclosures found within the “Compensation Discussion and Analysis—Summary Compensation Table” and “Pay Versus Performance” sections of the Proxy Statement. The only figures adjusted in the tables below are (i) the 2023 base salary received amounts for the non-PEO NEOs in the Summary Compensation Table and (ii) the 2023 amounts for the average summary compensation table total for non-PEO NEOs and average compensation actually paid to non-PEO NEOs in the Pay Versus Performance Tables.

Summary Compensation Table

The following table discloses compensation for the years ended December 31, 2023, 2022 and 2021 received by the NEOs.

NAME AND PRINCIPAL POSITION	YEAR	BASE SALARY RECEIVED[1]	STOCK AWARDS[2]	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION[3]	TOTAL
Curtis C. Simard	2023	$716,000	$558,445	$524,416	$40,279	$1,839,140
President & CEO	2022	694,900	541,994	521,175	51,563	1,809,632
	2021	674,700	438,555	506,025	42,251	1,661,531
Josephine Iannelli	2023	459,000	220,302	244,497	30,674	954,473
EVP, CFO and Treasurer	2022	445,600	213,846	233,940	28,948	922,334
	2021	432,600	173,040	227,115	14,224	846,979
John M. Mercier	2023	339,000	142,353	180,576	36,125	698,054
EVP, Chief Lending Officer	2022	328,900	138,120	148,005	31,034	646,059
	2021	319,300	111,755	143,685	31,149	605,889
Marion Colombo	2023	339,000	142,353	158,004	31,763	671,120
EVP, Director of Retail Delivery	2022	328,900	138,120	148,005	26,461	641,486
	2021	319,300	111,755	143,685	25,334	600,074
Jason Edgar	2023	328,000	137,757	152,877	25,581	644,215
President, Wealth	2022	318,300	133,675	143,235	22,451	617,661
	2021	309,000	108,150	139,050	24,440	580,640

1.	Included in salary amounts for each NEO are monies they deferred pursuant to our 401(k) Plan, which allows our employees and employees of our wholly owned subsidiaries to defer monies from their compensation, subject to applicable limitations in Code Section 401(k), and amounts deferred pursuant to our Section 125 Cafeteria Plan providing health, life, and disability insurance benefits. Employees, including NEOs, are paid on a bi-weekly basis.

2.	The amounts reported in this column represent performance awards granted to the NEOs under the Long-Term Incentive Plans. See Note 14 Stock Based Compensation Plans to our financial statements included in our Annual Report Form 10-K filed for the year ending December 31, 2023 for the assumptions made, if any, when calculating the amounts in this column. In accordance with SEC rules, the aggregate grant date fair value of the awards reported in this column are computed in accordance with FASB ASC Topic 718 and take into account the probable outcome of the applicable performance conditions at target level. The amounts shown in the table do not necessarily represent the actual value that may be realized by the NEO. The values of the performance awards at the 2023 grant date awarded for the 2023-2025 performance period, assuming that the highest levels of performance conditions are achieved, are: Mr. Simard, $730,274; Ms. Iannelli, $275,377; Ms. Colombo, $177,942; Mr. Mercier, $177,942; and Mr. Edgar, $172,197

3.	“All Other Compensation” includes matching contribution amounts into our 401(k) plan in the same formula and schedule as available to all other employees and such other items as imputed life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit, paid for by the Company. Please see the table following these footnotes for further detail.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

The following tables set forth information concerning the compensation of our NEOs for the fiscal years ending December 31, 2020, 2021, 2022, and 2023.

					VALUE OF INITIAL $100 FIXED INVESTMENT BASED ON:
YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR PRINCIPAL EXECUTIVE OFFICER (PEO) (b)[1]	COMPENSATION ACTUALLY PAID TO PEO (c)[2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL NON-PEO FOR OTHER NAMED EXECUTIVE OFFICERS (NON-PEO NEOs) (d)[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (e)[4]	TOTAL SHAREHOLDER RETURN (TSR) (f)[5]	TSR OF PEER GROUP (g)[6]	NET INCOME (IN THOUSANDS) (h)[7]	COMPANY — SELECTED MEASURE — ADJUSTED RETURN ON ASSETS (i)[8]
2023	$1,839,140	$1,637,014	$741,966	$705,403	$136.30	$103.71	$45,178	1.15%
2022	1,809,632	1,889,352	745,898	750,137	142.65	108.65	43,557	1.17%
2021	1,661,531	1,970,250	618,349	720,925	124.33	108.25	39,299	1.10%
2020	1,577,467	1,495,406	704,049	674,936	93.93	82.00	33,244	0.93%

1. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Simard (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

2. The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Simard, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Simard during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Simard’s total compensation for fiscal year 2023 to determine the compensation actually paid in 2023:

YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR PEO	REPORTED VALUE OF EQUITY AWARDS(a)	EQUITY AWARD ADJUSTMENTS(b)	COMPENSATION ACTUALLY PAID TO PEO
2023	$1,839,140	$(558,445)	$356,319	$1,637,014

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table.

(b) The equity award adjustments for fiscal year 2023 include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end fair value of any equity awards granted in 2023 that are outstanding and unvested as of the end of fiscal year 2023; (ii) the amount of change as of the end of fiscal year 2023 (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of fiscal year 2023; (iii) for awards that are granted and vest in fiscal year 2023, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in fiscal year 2023, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during fiscal year 2023, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in fiscal year 2023 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for fiscal year 2023. The amounts added or subtracted to determine the adjusted amount are as follows:

YEAR	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE YEAR	CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS AT YEAR END GRANTED IN PRIOR YEARS	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL EQUITY AWARD ADJUSTMENTS
2023	$535,115	$(83,267)	$(113,849)	$33,020	$40,975	$356,319

3. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s (NEOs) as a group (excluding Mr. Simard, who has served as our CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Simard), including for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 and 2022 Josephine Iannelli, Marion Colombo, John M. Mercier, and Jason Edgar; and (ii) for 2021 and for 2020, Josephine Iannelli, Richard B. Maltz, Marion Colombo, and John M. Mercier.

4. The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Simard), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Simard) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Simard) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

YEAR	AVERAGE REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs	AVERAGE REPORTED VALUE OF EQUITY AWARDS	AVERAGE EQUITY ADJUSTMENTS	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
2023	$741,966	$(160,691)	$124,128	$705,403

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

YEAR	AVERAGE YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED DURING THE YEAR	AVERAGE CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS AT YEAR END GRANTED IN + PRIOR YEARS	AVERAGE FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION	TOTAL AVERAGE EQUITY AWARD ADJUSTMENTS
2023	$153,979	$(11,188)	$(27,630)	$4,115	$11,790	$124,128

5. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6. Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Compensation Peer Group. Our Compensation Peer Group for the 2023 reporting year is disclosed under the heading “Market Benchmarking and Performance Comparisons” and found on page 37 of this proxy statement. Our Compensation Peer Group for the 2022, 2021 and 2020 reporting years are disclosed under the heading “Market Benchmarking and Performance Comparisons” in our definitive proxy statements on Schedule 14A dated March 31, 2023, April 1, 2022, and April 1, 2021, respectively.

7. The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8. This is a non-GAAP measure that excludes gains or losses on sale of securities, gains or losses on sale of premises and equipment, gains or losses on other real estate owned, losses on extinguishments of debt, acquisition, conversion and other non-recurring expenses, net of tax.

Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures in the Proxy Statement. This Supplement should be read together with the Proxy Statement, which should be read in its entirety.

Additional Information

If you have already voted by Internet, telephone, email, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by Company shareholders (via Internet, telephone, email, or by mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Voting Procedures and Method of Counting Votes.”